Exhibit 99.2

October 25 2002

China Xin Network Media Corporation
C/o Mr. George Lee
Chairman
3767 Thimens Blvd
Suite 226
Saint Laurent, Quebec  H4R 1W4

Re: Resignation Letter

Gentlemen:

     This will serve notice of my irrevocable resignation as officer and director of the corporation and all its subsidiaries including but not limited to China Xin Network (Canada) inc. to take effect immediately.

     Kindly insure that this resignation is recorded in the books and corporate records of the corporation and that it is registered with the appropriate government agencies.

Yours truly,

/s/ JEAN-FRANCOIS AMYOT
-----------------------
Jean-Francois Amyot